Exhibit 10.36
CYRUSONE
RESTATED 2012 LONG TERM INCENTIVE PLAN
as amended and restated effective February 18, 2019
1.    Introduction to Plan.
1.1    Name and Sponsors of Plan. The name of this Plan is the CyrusOne Restated 2012 Long Term Incentive Plan, and its sponsors are CyrusOne and the Operating Partnership.
1.2    Purposes of Plan. The purposes of the Plan are (i) to further the long term growth of the Company by offering competitive incentive compensation related to long term performance goals to those Employees, directors and consultants of the Company who will be responsible for planning and directing such growth, (ii) to reinforce a commonality of interest between CyrusOne’s stockholders and the Company’s Employees, directors and consultants who participate in the Plan, and (iii) to aid the Company in attracting and retaining Employees, directors and consultants of outstanding abilities and specialized skills.
1.3    Effective Date and Duration of Plan.
(a)    The Plan was originally effective as of November 15, 2012. Effective May 2, 2016, CyrusOne amended and restated the Plan to (i) increase the number of Common Shares available for issuance of awards under the Plan from 4,000,000 to 8,900,000, and (ii)  make certain other changes as set forth in such amended and restated Plan. Effective February 18, 2019, CyrusOne amended and restated the Plan to (i) provide for the issuance of awards of LTIP Units, (ii) designate the Operating Partnership as an additional sponsor of the Plan, and (iii)  make certain other changes as set forth herein.
(b)    The Plan shall remain in effect thereafter until the earliest of (i) the date on which the Plan is terminated in accordance with section 21 hereof, (ii) the date on which the maximum number of Common Shares which may be issued or paid under or with respect to all of the awards granted under the Plan during the Plan’s entire existence (as determined under the other provisions of the Plan) have been issued or paid, or (iii) November 15, 2022. Upon the termination of the Plan, no awards may be granted under the Plan after the date of such termination but any award granted under the Plan on or prior to the date of such termination shall remain outstanding in accordance with the terms of the Plan and the terms of the award.
2.    General Definitions. For all purposes of the Plan, the following terms shall have the meanings indicated below when used in the Plan, unless the context clearly indicates otherwise.
2.1    “Applicable Exchange” means any national stock exchange or quotation system on which the Shares may be listed or quoted.
2.2    “Beneficial Owner” has the meaning set forth in Rule 13d-3 under the Exchange Act. The term “Beneficial Ownership” shall have a correlative meaning.
2.3     “Board” means the Board of Directors of CyrusOne.

2.4    “CyrusOne” means CyrusOne, Inc. (and, except for purposes of determining whether a Change in Control has occurred, any legal successor to CyrusOne, Inc. that results from a merger or similar transaction).
2.5    “Change in Control” means the occurrence of any of the events described in subsection 18.4 hereof.
2.6    “Code” means the Internal Revenue Code of 1986, as it exists as of the Effective Date and as it may thereafter be amended. A reference to a specific section of the Code shall be deemed to be a reference both (i) to the provisions of such section as it exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded (by future legislation) and (ii) to the provisions of any government regulation that is issued under such section as of the Effective Date or as of a later date.
2.7     “Committee” means the committee appointed to administer the Plan under the provisions of subsection 3.1 hereof.
2.8    “Common Shares” means shares of common stock, par value $0.01 per share, of CyrusOne.
2.9     “Company” means, collectively, (i) CyrusOne, (ii) each other corporation that is part of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, but determined without regard to Code Sections 1563(a)(4) and (e)(3)(C)) that includes CyrusOne, and (iii) each other organization (a partnership, sole proprietorship, etc.) that is under common control (within the meaning of Section 414(b) of the Code) with CyrusOne, including the Operating Partnership, CyrusOne GP and CyrusOne LLC.
2.10     “Director” means a non-employee member of the Board.
2.11     “Effective Date” means February 18, 2019.
2.12     “Employee” means any person who is employed and classified as an employee by the Company.
2.13     “Exchange Act” means the Securities Exchange Act of 1934, as it exists as of the Effective Date and as it may thereafter be amended. A reference to a specific section of the Exchange Act shall be deemed to be a reference both (i) to the provisions of such section as it exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded (by future legislation) and (ii) to the provisions of any government regulation or rule that is issued under such section as of the Effective Date or as of a later date.
2.14     “ISO” means a stock option that qualifies as an incentive stock option within the meaning of Section 422 of the Code.
2.15     “LTIP Unit” means an “LTIP Unit” of the Operating Partnership (as defined in the Partnership Agreement) that is granted under the Plan and is intended to constitute a “profits interest” within the meaning of the Code.
2.16     “Nonshare-Based Award” means any award granted under the Plan that by its terms provides for compensation (upon, if applicable, its exercise or the meeting of certain performance goals or other criteria or conditions) based on a dollar amount, regardless of whether the award’s compensation may be payable in cash, Common Shares or other property, or a combination thereof. For the avoidance of doubt, no form of award that is listed in section 5 hereof, except for a nonshare-based performance unit form of award and other Nonshare-Based Awards (e.g., a cash incentive award), shall constitute a Nonshare-Based Award.

2.17     “Operating Partnership” means CyrusOne LP.
2.18     “Partnership Agreement” means the Amended and Restated Agreement of Limited Partnership of CyrusOne LP (as amended from time to time).
2.19     “Participant” means any Employee, director or consultant (including any prospective Employee, director or consultant) of the Company who is granted an award under the Plan.
2.20    “Person” means a “person,” as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act.
2.21     “Plan” means this document, named the “CyrusOne Restated 2012 Long Term Incentive Plan,” as set forth herein and as it may be subsequently amended or restated from time to time.
2.22     “Regulation 1.83-3(i)” means Treasury Regulation Section 1.83-3(i) issued by the Department of the Treasury under Section 83 of the Code, as such regulation exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded.
2.23    “Regulation 1.409A-3” means Treasury Regulation Section 1.409A-3 issued by the Department of the Treasury under Section 409A of the Code, as such regulation exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded. A reference to a specific paragraph of Regulation 1.409A-3 shall be deemed to be a reference to the provisions of such paragraph as it exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded.
2.24     “Rule 16b-3” means Rule 16b-3 issued by the Securities and Exchange Commission under Section 16 of the Exchange Act, as such rule exists as of the Effective Date and as it is subsequently amended, renumbered, or superseded.
2.25     “Share-Based Award” means any award granted under the Plan that by its terms provides for issuance or payments (upon, if applicable, its exercise or the meeting of certain performance goals or other criteria or conditions) of fixed numbers of Common Shares or of amounts determined with reference to the fair market value (or the change in fair market value over a period of time) of fixed numbers of Common Shares. For the avoidance of doubt, each form of award that is listed in section 5 hereof, except for a nonshare-based performance unit form of award and other Nonshare-Based Awards, shall constitute a Share-Based Award.
3.    Administration of Plan.
3.1    Committee To Administer Plan. The Plan shall be administered by the Committee. The Committee shall be the Compensation Committee of the Board, unless and until the Board appoints a different committee to administer the Plan. The Committee shall in any event consist of at least three members of the Board (i) who are neither officers nor employees of the Company, (ii) who are non-employee directors within the meaning of Rule 16b-3, and (iii) who are outside directors within the meaning of Section 162(m)(4)(C) of the Code.
3.2    Committee’s Authority. Subject to the limitations and other provisions of the Plan, the Committee shall have the sole and complete authority:
(a)    To select, from all of the Employees, directors and consultants of the Company those individuals who shall participate in the Plan;

(b)    To make awards to Employees, directors and consultants of the Company at such times, in such forms, and in such amounts as it shall determine and to cancel, suspend, or amend any such awards;
(c)    To impose such limitations, restrictions, and conditions upon awards as it shall deem appropriate;
(d)    To interpret the Plan and to adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan;
(e)    To appoint certain Employees to act on its behalf as its representatives (including for purposes of signing agreements which reflect awards granted under the Plan); and
(f)    To make all other determinations and to take all other actions it deems necessary or advisable for the proper administration of the Plan.
Except to the extent otherwise required by applicable law, the Committee’s determinations on any matter within its authority shall be conclusive and binding on the Company, all Participants, and all other parties.
3.3    Flexibility in Granting Awards. Notwithstanding any other provision of the Plan which may be read to the contrary, the Committee may set different terms and conditions applicable to each and any award granted under the Plan, even for awards of the same type and even when issued to the same Participant. In addition, and also notwithstanding any other provision of the Plan which may be read to the contrary, the Committee may grant to any Participant for any period any specific type of award available under the Plan without being required to grant to the Participant for such period any other type of award that may be available under the Plan.
3.4    Delegation of Committee’s Authority for Certain Awards.
(a)    The Committee may delegate to one or more of CyrusOne’s executive officers its right to make awards to Employees, directors and consultants of the Company who (i) are not otherwise considered by the Committee to be subject to the requirements of Section 16 of the Exchange Act and (ii) are not expected by the Committee to become covered employees within the meaning of Section 162(m)(3) of the Code.
(b)    To the extent the Committee’s right to make awards to any Employees, directors or consultants of the Company is delegated to any one of CyrusOne’s executive officers under the provisions of paragraph (a) of this subsection 3.4, any reference to the Committee in the other provisions of the Plan that concern the making of awards to such individuals, the terms of such awards, and the verification that all conditions applicable to the payment under or the exercise of such awards have been met shall be read to refer to such executive officer as if such person was the Committee.
3.5    Awards to Directors. Notwithstanding anything to the contrary contained herein, the Board may, in its discretion, at any time and from time to time, grant awards to Directors or administer the Plan with respect to such awards. In any such case, the Board shall have all the authority and responsibility granted to the Committee herein.
3.6    Minimum Vesting Requirement.  Share-Based Awards granted on or after May 2, 2016 shall provide for a minimum vesting period of at least one year following date of grant; provided that the Committee may grant Share-Based Awards that do not conform to the requirements of this subsection 3.6 with respect to not more than 5% of the Common Shares authorized under the Plan.
4.    Class of Employees Eligible for Plan. Awards may be granted under the Plan to Employees, directors or consultants (including any prospective Employee, director or consultant) of the Company. As is indicated in section 3 hereof, the specific Employees, directors, and consultants to whom awards will be granted under the Plan, and who thereby will be Participants under the Plan, shall be chosen by the Committee in its sole discretion.
5.    Awards and Their Forms.
(a)    Awards under the Plan may be granted at any time while the Plan is in effect by the Committee to any Employee, director or consultant (including any prospective Employee, director or consultant) of the Company.
(b)    Any awards granted under the Plan may be made in any one or more of the following forms, each of which shall be deemed to be a separate and distinct form of award for all purposes of the Plan: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v)  LTIP Units, (vi) performance shares, (vii) share-based performance units, (viii) nonshare-based performance units, (ix) non-restricted stock, and (x) other Nonshare-Based Awards. Nonshare-based performance units and other Nonshare-Based Awards constitute the only forms of awards under the Plan that are Nonshare-Based Awards, and each of the other award forms identified in the immediately preceding sentence constitutes a Share-Based Award form. The subsequent provisions of the Plan provide certain rules and conditions that apply to each of such award forms.
(c)    Any Common Shares that are to be issued or paid under any award granted under the Plan may consist, in whole or in part, of Common Shares that are authorized but unissued.
6.    Limits on Shares Subject To and Compensation Payable Under Plan Awards.
6.1    Limits on Number of Common Shares Available for Issuance Under Plan.
(a)    Subject to the following provisions of this subsection 6.1 and the provisions of subsections 6.3 and 20.1 hereof, the following limits set forth in subparagraphs (1) through (3) of this subsection 6.1 (which generally involve the maximum number of Common Shares that may be issued or paid under the Plan and its various types of awards during the Plan’s entire existence) shall apply to the grant of awards under the Plan. No award may be granted under the Plan to the extent it would cause any of the following limits to be violated.

(1)
The maximum number of Common Shares which may be issued or paid under or with respect to all of the awards (considered in the aggregate) granted under the Plan during the Plan’s entire existence shall be equal to 8,900,000 Common Shares.

(2)
The maximum number of Common Shares which may be issued or paid under or with respect to all stock options and stock appreciation rights (considered in the aggregate but separately from all other forms of awards listed in section 5 hereof) granted under the Plan during the Plan’s entire existence shall be equal to 8,900,000 Common Shares.

(3)
The maximum number of Common Shares which may be issued or paid under or with respect to all ISOs (considered in the aggregate but separately from all other types of stock options and other forms of awards listed in section 5 hereof) granted under the Plan during the Plan’s entire existence shall be equal to 8,900,000 Common Shares.

(b)    If any portion of a stock appreciation right is settled (paid) upon the exercise of such stock appreciation right portion by the issuance or payment of Common Shares, the total number of Common Shares on which such stock appreciation right portion was based shall be counted as Common Shares issued or paid under the Plan for purposes of any of the limits set forth in paragraph (a) of this subsection 6.1, regardless of the number of Common Shares actually issued or paid to settle such stock appreciation right portion upon its exercise.
(c)    Subject to paragraph (b) of subsection 6.2 hereof, each LTIP Unit issued pursuant to an award granted under the Plan shall be treated as a Common Share for purposes of calculating the aggregate number of Common Shares available for issuance under the Plan as set forth in paragraph (a) of this subsection 6.1 and for purposes of calculating the award limits set forth in section 6.2 hereof.
(d)    If any award or portion thereof granted under the Plan is forfeited, expires, or in any other manner terminates without the payment of Common Shares or any other amount or consideration, or is settled other than wholly by delivery of Common Shares (including cash settlement), the maximum number of Common Shares on which such award or portion of an award was based or which could have been paid under the award (i) shall again be available to be issued or paid under the Plan and to be the basis on which other awards may be granted under the Plan and (ii) thus shall not be counted as Common Shares that were issued or paid under the Plan in determining whether any of the limits set forth in paragraph (a) of this subsection 6.1 are met.
(e)    Any Common Shares that would be issued or paid under an award granted under the Plan but are withheld in payment of any exercise price, purchase price, or tax withholding requirements (in accordance with the provisions of section 20 hereof) (i) shall not again be deemed to be available to be issued or paid under the Plan or to be the basis on which other awards may be granted under the Plan and (ii) thus shall be counted as Common Shares that were issued or paid under the Plan in determining whether any of the limits set forth in paragraph (a) of this subsection 6.1 are met.
6.2    Annual Common Share and Other Compensation Limits Under Awards Granted Any Participant.
(a)    Subject to the following provisions of this subsection 6.2 and the provisions of subsections 6.3 and 19.1 hereof, the following limits (which generally involve the maximum number of Common Shares and other compensation on which awards granted to any Participant during a calendar year may be based) (x) set forth in subparagraph (1) of this subsection 6.2 shall apply to the grant of awards under the Plan that are intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code and (y) set forth in subparagraph (2) of this subsection 6.2 shall apply to the grant of awards under the Plan to any Directors of the Company.

(1)
(A) The maximum number of Common Shares on which all Share-Based Awards (considered in the aggregate) granted under the Plan to any Participant during each and any calendar year may be based, and the maximum number of

Common Shares on which all Share-Based Awards of a specific form listed in section 5 hereof (considered separately from all other forms of Share-Based Awards listed in section 5 hereof) granted under the Plan to any Participant during each and any calendar year may be based, shall be 500,000 Common Shares.
(B)    The maximum dollar value of all Nonshare-Based Awards granted under the Plan to any Participant during each and any calendar year shall be $5,000,000.

(2)
(A) The maximum number of Common Shares on which all Share-Based Awards (considered in the aggregate) granted under the Plan to any Participant who is a Director during each and any calendar year may be based, and the maximum number of Common Shares on which all Share-Based Awards of a specific form listed in section 5 hereof (considered separately from all other forms of Share-Based Awards listed in section 5 hereof) granted under the Plan to any Participant who is a Director during each and any calendar year may be based, shall be 100,000 Common Shares, provided that, notwithstanding the foregoing, any awards granted to a Director at the time of CyrusOne’s initial public offering shall not count against the limit included in this paragraph (a)(2)(A).

(B) The maximum dollar value of all Nonshare-Based Awards granted under the Plan to any Participant who is a Director during each and any calendar year shall be $200,000, provided that, notwithstanding the foregoing, any awards granted to a Director at the time of the CyrusOne’s initial public offering shall not count against the limit included in this paragraph (a)(2)(B).
(b)    For purposes of applying the Share-Based Award limits set forth in paragraphs (a)(1)(A) and (a)(2)(A) of this subsection 6.2 and for all other purposes of the Plan, the maximum number of Common Shares on which any Share-Based Award granted to a Participant under the Plan or any portion thereof shall be deemed to be based shall be the maximum number of Common Shares that ultimately could, in the event any and all performance goals and other criteria or conditions applicable to the award are met, either be issued or paid under the award or have their fair market value (or the change in their fair market value over a period of time) used to determine the amounts payable under the award, regardless of (i) whether or not the actual payment under such award ends up being based on a lesser number of Common Shares or equal to a percentage above or below 100% of the fair market value (or the change in the fair market value over a period of time) of such maximum number of Common Shares, (ii) whether or not any payment made under such award or portion thereof is made in cash or property other than Common Shares, or (iii) whether or not the award or portion thereof is forfeited, expires, or in any other manner terminates without the payment of Common Shares or other compensation.
(c)    For purposes of applying the Nonshare-Based Award limits set forth in paragraphs (a)(1)(B) and (a)(2)(B) of this subsection 6.2 and for all other purposes of the Plan, the maximum dollar value of any Nonshare-Based Award granted to a Participant under the Plan or any portion thereof shall be deemed to be the maximum dollar amount of cash (and/or fair market value, determined at the time of payment, of Common Shares or other property) that ultimately could, in the event any and all performance goals and other criteria or conditions applicable to the award are met, be paid to the Participant under the award, regardless of (i) whether or not the actual payment under such award ends up being a lesser dollar amount of cash (and/or fair market value, determined at the time of payment, of Common Shares or other property) or (ii) whether or not the award or portion thereof is forfeited, expires, or in any other manner terminates without the payment of any compensation.
6.3    Effect of Assumption of Awards in Acquisition. If any corporation is acquired by the Company and the Company assumes certain stock-based awards previously granted by such acquired corporation or issues new awards in substitution for such previously granted awards of the acquired corporation, then, except to the extent expressly provided by action of the Board, the awards so assumed or issued by the Company shall not be deemed to be granted under the Plan and any Common Shares that are the basis of such assumed or substituted awards shall not affect the number of Common Shares that can be issued or paid under the Plan or the number of Common Shares on which Share-Based Awards granted under the Plan can be based.
7.    Stock Option Awards. Any awards granted under the Plan in the form of stock options shall be subject to the following terms and conditions of this section 7.
7.1    Nature of Stock Option. A stock option means an option to purchase any number of Common Shares, up to a fixed maximum number of Common Shares, in the future at a fixed price (for purposes of this section 7, the “Exercise Price”) that applies to the Common Shares to which the purchase relates. Stock options granted under the Plan to any Participant may be ISOs, stock options that are not ISOs, or both ISOs and stock options that are not ISOs.
7.2    Terms and Conditions of Stock Option To Be Determined by Committee. Subject to the other provisions of this section 7 and the other sections of the Plan, the terms and conditions of any stock option granted under the Plan shall be determined by the Committee. The grant of a stock option shall be evidenced by a written agreement signed by the Committee or a representative thereof, which agreement shall contain the terms and conditions of the stock option (as set by the Committee). Any such written agreement shall indicate whether or not the applicable stock option is intended to be an ISO (or, if it does not so indicate, the stock option reflected by such written agreement shall be deemed to be a stock option that is not an ISO).
7.3    Exercise Price of Stock Option. Unless otherwise prescribed by the Committee to be higher, the Exercise Price with respect to any number of Common Shares that are subject to a stock option granted under the Plan shall be 100% (and may not in any event be less than 100%) of the fair market value of such number of Common Shares (disregarding lapse restrictions as defined in Regulation 1.83-3(i)) on the date the stock option is granted.
7.4    Expiration of Option. A stock option granted under the Plan shall not in any event be exercisable after the expiration of ten years after the date on which it is granted (or after any earlier expiration date that is otherwise prescribed for the stock option by the Committee).
7.5    Procedures for Exercise of Option.
(a)    With respect to each exercise of a stock option granted under the Plan, written notice of the exercise must be given and the purchase price for the Common Shares being purchased upon the exercise and any taxes required to be withheld upon the exercise must be paid in full at the time of the exercise. The procedures for meeting such requirements shall be established under the provisions of section 20 hereof.

(b)    As soon as administratively practical after the receipt of the written notice and full payment applicable to the exercise of any stock option granted under the Plan in accordance with the procedures established under the provisions of section 20 hereof, CyrusOne shall deliver to the applicable Participant (or such other person who is exercising the stock option) a certificate or book-entry credit representing each acquired Common Share.
7.6    Special Limit on Value of ISOs. If the aggregate fair market value of all Common Shares with respect to which stock options that are intended to be ISOs and that are exercisable for the first time by any Participant during any calendar year (under the Plan and all other plans of the Company) exceeds $100,000 (or, if such limit amount is amended under Section 422 of the Code, such amended limit amount), such stock options (to the extent of such excess) shall be treated as if they were not ISOs. The rule set forth in the immediately preceding sentence shall be applied by taking stock options into account in the order in which they were granted. Also, for purposes of the rules of this subsection 7.6, the fair market value of any Common Shares which are subject to a stock option shall be determined as of the date the option is granted.
7.7    Ineligibility of Certain Employees for ISOs. Notwithstanding any other provision of the Plan to the contrary, no person shall be eligible for or granted a stock option under the Plan that is intended to be an ISO if, at the time the stock option is otherwise to be granted, the person owns more than 10% of the total combined voting power of all classes of stock of the Company. For purposes hereof, a person shall be considered as owning the stock owned, directly or indirectly, by or for his or her brothers or sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants, and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.
8.    Stock Appreciation Right Awards. Any awards granted under the Plan in the form of stock appreciation rights (for purposes of this section 8, “SARs”) shall be subject to the following terms and conditions of this section 8.
8.1    Nature of SAR. A SAR means the right, upon any exercise of the SAR, to receive payment of a sum not to exceed the amount, if any, by which the fair market value (determined as of the date on which the SAR is exercised and disregarding lapse restrictions as defined in Regulation 1.83-3(i)) of a number of Common Shares, up to a fixed maximum number of Common Shares, exceeds a fixed price (for purposes of this section 8, the “Exercise Price”) of the Common Shares to which the exercise relates. A SAR may be granted free-standing, in relation to a new stock option being granted at the same time as the SAR is granted, or in relation to a stock option both which is not an ISO and which has been granted prior to the grant of the SAR.
8.2    Terms and Conditions of SAR To Be Determined by Committee. Subject to the other provisions of this section 8 and the other sections of the Plan, all of the terms and conditions of a SAR shall be determined by the Committee. A SAR granted under the Plan shall be evidenced by a written agreement signed by the Committee or a representative thereof, which agreement shall contain the terms and conditions of the SAR (as set by the Committee).
8.3    Exercise Price of SAR. Unless otherwise prescribed by the Committee to be higher, the Exercise Price with respect to any number of Common Shares that are subject to a SAR granted under the Plan shall be 100% (and may not in any event be less than 100%) of the fair market value of such number of Common Shares (disregarding lapse restrictions as defined in Regulation 1.83-3(i)) on the date the SAR is granted.

8.4    Expiration of SAR. A SAR granted under the Plan shall not in any event be exercisable after the expiration of ten years after the date on which it is granted (or after any earlier expiration date that is otherwise prescribed for the SAR by the Committee).
8.5    Coordination of SAR and Option. Unless otherwise determined by the Committee, any stock option as to which a SAR is related shall no longer be exercisable to the extent the SAR has been exercised and the exercise of a stock option shall cancel any related SAR to the extent of such exercise.
8.6    Procedures for Exercise of SAR.
(a)    With respect to each exercise of a SAR granted under the Plan, written notice of the exercise must be given and any taxes required to be withheld upon the exercise must be paid in full at the time of the exercise. The procedures for meeting such requirements shall be established under the provisions of section 20 hereof.
(b)    As soon as administratively practical after the receipt of the written notice and full payment of taxes applicable to the exercise of any SAR granted under the Plan in accordance with the procedures established under the provisions of section 20 hereof, CyrusOne shall pay the amount to which the applicable Participant (or such other person who is exercising the SAR) is entitled upon the exercise of the SAR in cash, Common Shares or other property, or a combination thereof, as the Committee shall determine and provide in the terms of the award. To the extent that payment is made in Common Shares or other property, the Common Shares or other property shall be valued at its fair market value on the date of exercise of the SAR.
9.    Restricted Stock Awards. Any awards granted under the Plan in the form of restricted stock shall be subject to the following terms and conditions of this section 9.
9.1    Nature of Restricted Stock.
(a)    Restricted stock shall constitute Common Shares that may not be disposed of by the Participant to whom the restricted stock is granted until certain restrictions established by the Committee lapse. Such restrictions may include but not necessarily be limited to restrictions related to service requirements and to the meeting of certain performance goals in all or just certain cases (such as in all cases other than when there occurs a Change in Control or the Participant’s termination of employment or service with the Company because of his or her death or disability), as determined by the Committee in its sole discretion. Any restrictions that are imposed under a restricted stock award shall also similarly restrict the ability of the applicable Participant to dispose of other rights issued with respect to such restricted stock.
(b)    Any restricted stock award granted under the Plan may provide that the satisfaction of certain but not all (or a certain level but not the highest level) of any of the service restrictions, performance goal restrictions, and/or other restrictions applicable to such restricted stock will permit the lapse of the applicable restrictions that restrict the right to dispose of such restricted stock as to a percentage (that is reasonably related to the percentage of all or the highest level of the applicable restrictions imposed under the entire restricted stock award that have been satisfied), but not the maximum number, of the Common Shares reflected by such restricted stock.
9.2    Terms and Conditions of Restricted Stock To Be Determined by Committee. Subject to the other provisions of this section 9 and the other sections of the Plan, all of the restrictions and other terms and conditions that apply to any restricted stock awarded under the Plan shall be determined by the Committee. The grant of any restricted stock under the Plan shall be evidenced by a written agreement, which agreement shall contain the restrictions and other terms and conditions of the restricted stock (as set by the Committee) and shall be referenced on the certificates representing the Common Shares that constitute such restricted stock.
9.3    Procedures for Payment of Taxes Upon Vesting of Restricted Stock. Any taxes required to be withheld upon the lapse of any restrictions applicable to any restricted stock granted under the Plan (and, if applicable, any minimum purchase price for the restricted stock that may be required by applicable law) must be paid in full at the time such restrictions lapse. The procedures for meeting such requirements shall be established under the provisions of section 20 hereof.
9.4    Right of Participant Under Restricted Stock. Any Participant who has been granted restricted stock under the Plan shall have, during the period in which restrictions on his or her ability to dispose of such stock apply, all of the rights of a stockholder of CyrusOne with respect to the Common Shares awarded as restricted stock (other than the right to dispose of such shares), including the right to vote the shares and the right to receive any cash or stock dividends, unless the Committee shall otherwise provide in the terms of the applicable restricted stock award and except as may otherwise be provided in subsection 9.5 hereof.
9.5    Restrictions for Additional Common Shares Issued under Stock Split or Dividend. Any Common Shares issued with respect to restricted stock as a result of a stock split, stock dividend, or similar transaction shall be restricted to the same extent as the applicable restricted stock, unless otherwise provided by the Committee in the terms of the applicable restricted stock award.
9.6    Forfeiture of Restricted Stock. If any restrictions or conditions on a Participant’s ability to dispose of any restricted stock granted to him or her are not satisfied in accordance with the terms of such restricted stock, such restricted stock shall be forfeited (subject to such exceptions, if any, as are authorized by the Committee). For instance, if a Participant to whom restricted stock has been granted under the Plan terminates his or her employment or service with the Company during the period in which restrictions on his or her ability to dispose of such stock apply (and prior to the satisfaction of the requirements applicable to such restrictions), such restricted stock shall be forfeited (subject to such exceptions, if any, as are authorized by the Committee as to a termination of employment or service that reflects a retirement, disability, death, or other special circumstances).
10.    Restricted Stock Unit Awards. Any awards granted under the Plan in the form of restricted stock units (for purposes of this section 10, “RSUs”) shall be subject to the following terms and conditions of this section 10.
10.1    Nature of RSUs. RSUs are granted with respect to a specified number of Common Shares (or a number of Common Shares determined pursuant to a specified formula) or shall have a value equal to the fair market value of a specified number of Common Shares (or a number of Common Shares determined pursuant to a specified formula). Each RSU represents an unfunded and unsecured promise to deliver Common Shares, cash, other securities, other awards or other property upon the lapse of the restrictions applicable thereto. Such restrictions may include but not necessarily be limited to service requirements and the meeting of certain performance goals in all or just certain cases (such as in all cases other than when there occurs a Change in Control or the Participant’s termination of employment or service with the Company because of his or her death or disability), as determined by the Committee in its sole discretion.
10.2    Terms and Conditions of RSUs To Be Determined by Committee. Subject to the other provisions of this section 10 and the other sections of the Plan, all of the restrictions and other terms and conditions that apply to any RSU awarded under the Plan shall be determined by the Committee. The grant of any RSU under the Plan shall be evidenced by a written agreement, which agreement shall contain the restrictions and other terms and conditions of the RSU (as set by the Committee).
11.    LTIP Units. Any awards granted under the Plan in the form of LTIP Units shall be subject to the following terms and conditions of this section 11.
11.1    Nature of LTIP Units. LTIP Units are partnership units of the Operating Partnership that are intended to constitute “profits interests,” within the meaning of the Code, including, to the extent applicable, Revenue Procedure 93-27, 1993-2 C.B. 343 and Revenue Procedure 2001-43, 2001-2 C.B. 191, or any future IRS guidance or other authority that supplements or supersedes the foregoing Revenue Procedures. Subject to the other provisions of this section 11, other sections of this Plan, any applicable award agreements and the Partnership Agreement, LTIP Units granted to a Participant will be converted into common units of the Operating Partnership upon the occurrence of sufficient appreciation in the assets of the Operating Partnership.
11.2    Terms and Conditions of LTIP Units To Be Determined by Committee. Subject to the other provisions of this section 11, the other sections of the Plan and the Partnership Agreement, all of the restrictions and other terms and conditions that apply to any LTIP Unit awarded under the Plan shall be determined by the Committee. The grant of any LTIP Unit under the Plan shall be evidenced by a written agreement, which agreement shall contain the restrictions and other terms and conditions of the LTIP Unit (as set by the Committee). The Committee shall have the authority to grant LTIP Units in such amounts and subject to such terms and conditions as the Committee shall determine, provided, however, that LTIP Units may only be issued to a Participant for the performance of services to or for the benefit of the Operating Partnership (i) in the Participant’s capacity as a partner of the Operating Partnership, (ii) in anticipation of the Participant becoming a partner of the Operating Partnership, or (iii) as otherwise determined by the Committee.
12.    Performance Share and Unit Awards. Any awards granted under the Plan in the form of performance shares, share-based performance units, and/or nonshare-based performance units (collectively and for purposes of this section 12, “Performance Awards”) shall be subject to the following terms and conditions of this section 12.
12.1    Nature of Performance Award.
(a)    Any performance share (which, for the avoidance of doubt, includes but is not limited to restricted stock the vesting of which is subject to meeting certain performance goals) that is granted to a Participant constitutes a right that the Participant will receive a number of Common Shares, up to a fixed maximum number of Common Shares, if and when certain conditions are met. Such conditions may include but not necessarily be limited to: (i) conditions that require that the Participant must either be an employee of, or providing services to, the Company for a specified continuous period of time or terminate employment or service with the Company in special circumstances (including, without limitation, the Participant’s retirement, disability, or death); and (ii) conditions related to the meeting of certain performance goals, except that the Committee may provide in the terms of the applicable performance share award that the performance goal conditions otherwise imposed under the award are waived in whole or in part in special circumstances (including, without limitation, when there occurs a Change in Control or the Participant’s termination of employment or service with the Company because of his or her death or disability).
(b)    Any share-based performance unit share (which, for the avoidance of doubt, includes but is not limited to restricted stock units the vesting of which is subject to meeting certain performance goals) that is granted to a Participant constitutes a right that the Participant will receive an amount that is equal to a percent of the fair market value of a number of Common Shares, up to a fixed maximum number of Common Shares, on the date such amount becomes payable under the terms of the unit (or is equal to a percent of the increase in the fair market value of a number of Common Shares, up to a fixed maximum number of Common Shares, from the date of the grant of the unit to the date such amount becomes payable under the terms of the unit) if and when certain conditions are met. Such conditions may include but not necessarily be limited to: (i) conditions that require that the Participant must either be an employee of, or providing services to, the Company for a specified continuous period of time or terminate employment or service with the Company in special circumstances (including, without limitation, the Participant’s retirement, disability, or death); and (ii) conditions related to the meeting of certain performance goals, except that the Committee may provide in the terms of the applicable share-based performance unit award that the performance goal conditions otherwise imposed under the award are waived in whole or in part in special circumstances (including, without limitation, when there occurs a Change in Control or the Participant’s termination of employment or service with the Company because of his or her death or disability).
(c)    Any nonshare-based performance unit that is granted to a Participant constitutes a right that the Participant will receive an amount that is equal to a dollar value, not more than a maximum dollar value, if and when certain conditions are met. Such conditions may include but not necessarily be limited to: (i) conditions that require that the Participant must either be an employee of, or providing services to, the Company for a specified continuous period of time or terminate employment or service with the Company in special circumstances (including, without limitation, the Participant’s retirement, disability, or death); and (ii) conditions related to the meeting of certain performance goals, except that the Committee may provide in the terms of the applicable nonshare-based performance unit award that the performance goal conditions otherwise imposed under the award are waived in whole or in part in special circumstances (including, without limitation, when there occurs a Change in Control or the Participant’s termination of employment or service with the Company because of his or her death or disability).
(d)    Any performance share, share-based performance unit, and/or nonshare-based performance unit award may provide that the satisfaction of certain but not all (or a certain level but not the highest level) of any of the service conditions, performance goal conditions, and/or other conditions applicable to such award will permit the Participant to receive a percentage (that is reasonably related to the percentage of all or the highest level of the applicable conditions imposed under the entire award that have been satisfied), but not the maximum amount, of the Common Shares or the dollar-denominated amounts that would be payable under such award if all (or the highest level) of the conditions applicable to such award had been met.
12.2    Terms and Conditions of Performance Award To Be Determined by Committee. Subject to the other provisions of this section 12 and the other sections of the Plan, all of the restrictions and other terms and conditions that apply to any Performance Award issued under the Plan shall be determined by the Committee. The grant of any Performance Award under the Plan shall be evidenced by a written agreement signed by the Committee or a representative thereof, which agreement shall contain the restrictions and other terms and conditions of the Performance Award (as set by the Committee).
12.3    Procedures for Payment of Performance Award and of Applicable Taxes.
(a)    Any taxes required to be withheld upon a Participant becoming entitled to the payment of any Performance Award granted under the Plan (by reason of any of the award’s performance goals and/or other conditions being met) must be paid in full at the time such performance goals and/or other conditions are met. The procedures for meeting such requirements shall be established under the provisions of section 20 hereof.
(b)    As soon as administratively practical after the full payment of taxes applicable to the Performance Award granted under the Plan in accordance with the procedures established under the provisions of section 20 hereof, CyrusOne shall pay the amount to which the applicable Participant (or such other person who is entitled to the benefits of the award) is entitled upon the meeting of such performance goals and/or other conditions and as the Committee shall provide in the terms of the award: (i) in a lump sum or in installments; (ii) to the extent a share-based performance unit or a nonshare-based performance unit is involved, in cash, Common Shares or other property, or a combination thereof; and (iii) to the extent a performance share is involved, in Common Shares. To the extent that payment is made in Common Shares or other property, the Common Shares or other property shall be valued at its fair market value on the date as of which the payment is made.
13.    Non-Restricted Stock Awards. Any awards granted under the Plan in the form of non-restricted stock shall be subject to the following terms and conditions of this section 13.
13.1    Nature of Non-Restricted Stock and Condition of Grant. Non-restricted stock shall constitute Common Shares that may, upon grant, be immediately disposed of by the Participant to whom the non-restricted stock is granted (without any special restrictions and conditions).
13.2    Terms and Conditions of Non-Restricted Stock To Be Determined by Committee. Subject to the other provisions of this section 13 and the other sections of the Plan, all of the terms and conditions that apply to any non-restricted stock awarded under the Plan shall be determined by the Committee. The grant of any non-restricted stock under the Plan shall be evidenced by a written agreement signed by the Committee or a representative thereof, which agreement shall contain the terms and conditions of the non-restricted stock award (as set by the Committee).
13.3    Procedures for Payment of Taxes Upon Grant of Non-Restricted Stock. Any taxes required to be withheld upon the grant of any non-restricted stock award under the Plan (and, if applicable, any minimum purchase price for the stock that may be required by applicable law) must be paid in full at the time of such grant. The procedures for meeting such requirements shall be established under the provisions of section 20 hereof.
14.    Other Awards. Subject to the provisions of the Plan, the Committee shall have the authority to grant other equity based or equity-related awards and Nonshare-Based Awards (whether, in each case, payable in cash, equity or otherwise) in such amounts and subject to such terms and conditions as the Committee shall determine, provided that any such awards must comply, to the extent deemed desirable by the Committee, with Rule 16b-3 and applicable law.
15.    Fair Market Value of Common Shares. For purposes of the Plan, the fair market value of a Common Share on any date (for purposes of this section 15, the “subject date”) shall be deemed to be the closing price of a Common Share on the Applicable Exchange on the subject date (or, if no trading in any stocks occurred at all on such exchange on the subject date, on the next subsequent date on which trading of stocks occurred on such exchange). Notwithstanding the foregoing, if Common Shares are not listed or traded at all on the Applicable Exchange on the date as of which a Common Share’s fair market value for the subject date is to be determined under the terms of the immediately preceding sentence, then the fair market value of a Common Share on the subject date shall be determined by the Committee in good faith pursuant to methods and procedures established by the Committee.

16.    Performance Goals.
16.1    Criteria for Performance Goals. To the extent the meeting of performance goals set by the Committee may be a condition to the exercise of or payment under any award granted under the Plan, the performance goals applicable to such award shall be determined by the Committee in its discretion, provided that if such award is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, the Committee shall base such performance goals on, and only on, one or more of the following criteria applicable to the Company:
(a)    free cash flow (defined as cash generated by operating activities, minus capital expenditures and other investing activities, dividend payments and proceeds from the issuance of equity securities, and proceeds from the sale of assets);
(b)    operating cash flow;
(c)    cash available for distribution;
(d)    earnings before interest, taxes, depreciation, and amortization;
(e)    earnings per share;
(f)    funds from operations;
(g)    adjusted funds from operations;
(h)    operating efficiency;
(i)    operating income;
(j)    total shareholder returns;
(k)    profit targets;
(l)    revenue targets;
(m)    profitability targets as measured by return ratios;
(n)    working capital;
(o)    market share (in the aggregate or by segment);
(p)    portfolio and regional occupancy rates;
(q)    net income;
(r)    return on investment or capital;
(s)    return on assets;
(t)    return on equity;

(u)    return on sales;
(v)    return on development; and/or
(w)    level or amount of acquisitions.
16.2    Method By Which Performance Criteria Can Be Measured.
(a)    Any performance criteria identified in subsection 16.1 hereof that is used to determine the performance goals applicable to an award granted under the Plan shall be measured or determined on the basis of a period of such duration (for purposes of this section 16, a “performance period”), which period may be of any length, but not less than one year or in excess of ten years, as is set by the Committee either prior to the start of such period or within its first 90 days (provided that the performance criteria is not in any event set after 25% or more of the applicable performance period has elapsed) and shall be criteria that will be able to be objectively determined by the Committee.
(b)    Further, the Committee may provide in the terms of an award granted under the Plan that any factor used to help determine any performance criteria identified in subsection 16.1 hereof shall be taken into account only to the extent it exceeds or, conversely, is less than a certain amount. The Committee may also provide in the terms of an award granted under the Plan that, in determining whether any performance criteria identified in subsection 16.1 hereof has been attained, certain special or technical factors shall be ignored or, conversely, taken into account, in whole or in part, including but not limited to any one or more of the following factors:

(1)	a gain, loss, income, or expense resulting from changes in generally accepted accounting principles that become effective during the applicable performance period or any previous period;

(2)	unusual and/or infrequently occurring items;

(3)	an impact of other specified nonrecurring events;

(4)
a gain or loss resulting from, and the direct expense incurred in connection with, the disposition of a business, in whole or in part, the sale of investments or non-core assets, or discontinued operations, categories, or segments of businesses;

(5)	a gain or loss from claims and/or litigation and insurance recoveries relating to claims or litigation;

(6)	an impact of impairment of tangible or intangible assets;

(7)	an impact of restructuring activities, including, without limitation, reductions in force;

(8)	an impact of investments or acquisitions made during the applicable performance period or any prior period;

(9)
a loss from political and legal changes that impact operations, as a consequence of war, insurrection, riot, terrorism, confiscation, expropriation, nationalization, deprivation, seizure, business interruption, or regulatory requirements;

(10)	retained and uninsured losses from natural catastrophes;

(11)	currency fluctuations;

(12)	an expense relating to the issuance of stock options and/or other stock-based compensation;

(13)	an expense relating to the early retirement of debt; and/or

(14)	an impact of the conversion of convertible debt securities.
Each of the adjustments described in this paragraph (b) shall be determined in accordance with generally accepted accounting principles and standards, unless another objective method of measurement is designated by the Committee.
(c)    In addition, any performance criteria identified in subsection 16.1 hereof, and any adjustment in the factors identified in paragraph (b) of this subsection 16.2 that are used to determine any such performance criteria, (i) may be measured or determined for CyrusOne, for any organization other than CyrusOne that is part of the Company, for the entire Company in the aggregate, or for any group of corporations or organizations that are included in the Company and (ii) may be measured and determined in an absolute sense and/or in comparison to the analogous performance criteria of other publicly traded companies (that are selected for such comparison purposes by the Committee).
16.3    Verification That Performance Goals and Other Conditions Are Met. To the extent any payment under, or any exercise of, an award granted under the Plan requires the meeting of any performance goals and/or any other conditions that have been set by the Committee, the Committee shall verify that such performance goals and/or such other conditions have been met before such payment or exercise is permitted.
16.4    Discretion. Except as otherwise permitted by Section 162(m) of the Code, in no event shall any discretionary authority granted to the Committee by the Plan be used to, with respect to any Performance Award that is intended to qualify as “qualified performance-based compensation” under Section 162(m) of the Code, (1) grant or provide payment in respect of a Performance Award for a performance period if the performance criteria identified in subsection 16.1 hereof that is used to determine the performance goals for such performance period have not been attained and (2) increase a Performance Award for any Participant at any time after the first 90 days of the performance period (or, if shorter, the maximum period allowed under Section 162(m) of the Code) or (3) increase the amount of a Performance Award above the maximum amount payable under subsection 6.2(a) hereof.
17.    Nonassignability of Awards. Except as may be required by applicable law or as provided in the Partnership Agreement, no award granted under the Plan to a Participant may be assigned, transferred, pledged, or otherwise encumbered by the Participant otherwise than by will, by designation of a beneficiary to take effect after the Participant’s death, or by the laws of descent and distribution. Each award shall be exercisable during the Participant’s lifetime only by the Participant (or, if permissible under applicable law, by the Participant’s guardian or legal representative).

18.    Provisions Upon Change in Control.
18.1    Effect of Change in Control on Awards. In the event a Change in Control occurs on or after the Effective Date, then unless otherwise provided in the terms of an applicable award or employment agreement:
(a)    to the extent no provision is made in connection with the Change in Control for assumption of awards previously granted under the Plan or substitution of such awards for new awards covering stock of a successor corporation or its “parent corporation” (as defined in Section 424(e) of the Code) or “subsidiary corporation” (as defined in Section 424(f) of the Code), in either case, with substantially similar terms or equivalent economic benefits as awards previously granted under the Plan and with appropriate adjustments as to the number and kinds of shares and the exercise prices, if applicable, (i) any awards that vest based solely upon the elapse of time will become vested and exercisable and any restrictions then in force will lapse, and (ii) any awards that vest based on the attainment of performance goals will become payable at the target payment amount (assuming all performance goals and other criteria or conditions applicable to the award were satisfied at the target levels); and
(b)    to the extent an award granted on or after July 1, 2015 is assumed or substituted in connection with the Change in Control, if the Participant’s employment is terminated by the Company without “cause” or by the Participant in a “constructive termination”, as such terms are defined in the Participant’s award agreement or employment agreement, as applicable, within twelve (12) months following a Change in Control, then (i) any awards that vest based solely upon the elapse of time will become vested and exercisable and any restrictions then in force shall immediately lapse, and (ii) any awards that vest based on the attainment of performance goals will become payable at the target payment amount (assuming all performance goals and other criteria or conditions applicable to the award were satisfied at the target levels), in each case, in whole or on a pro rata basis, as set forth in the applicable award agreement.
18.2    Cashout of Stock Options and Stock Appreciation Rights. In addition, unless the Committee shall otherwise prescribe in the terms of a stock option or stock appreciation right that was awarded under the Plan, in the event of a Change in Control the Committee shall have discretion to cause a cash payment to be made to the person who then holds such stock option or stock appreciation right, in lieu of the right to exercise such stock option or stock appreciation right or any portion thereof, provided (i) that such stock option or stock appreciation right is still outstanding as of the Change in Control and (ii) that the aggregate fair market value (on the date of the Change in Control) of the Common Shares that are subject to such stock option or stock appreciation right exceeds the aggregate exercise price of such Common Shares under such stock option or stock appreciation right. In the event the Committee exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the amount by which (i) the aggregate fair market value (on the date of the Change in Control) of the Common Shares that are subject to such stock option or stock appreciation right exceeds (ii) the aggregate exercise price of such Common Shares under such stock option or stock appreciation right.
18.3    Cashout of Restricted Stock Units, LTIP Units, Performance Shares, Share-Based Performance Units, Nonshare-Based Performance Units and other Nonshare-Based Awards. Further, unless the Committee shall otherwise prescribe in the terms of an applicable restricted stock unit, LTIP Unit, performance share, share-based performance unit, nonshare-based performance unit or other Nonshare-Based Award that was awarded under the Plan and that would otherwise be payable in Common Shares, in the event of a Change in Control the Committee shall have discretion to cause the payment of such restricted stock unit, LTIP Unit, performance share, share-based performance unit, nonshare-based performance unit or other Nonshare-Based Award to be made in cash instead of Common Shares. In the event the Committee exercises its discretion to cause such cash payment to be made, the amount of such cash payment shall be equal to the aggregate fair market value, on the date of the Change in Control, of the Common Shares that would otherwise then be payable under such restricted stock unit, LTIP Unit, performance share, share-based performance unit, nonshare-based performance unit or other Nonshare-Based Award.
18.4    Definition of Change in Control. For purposes of the Plan, a “Change in Control” shall, with respect to any award granted under the Plan, have the meaning set forth in the terms of the award (provided, however, that, except in the case of a transaction similar to the transaction described in paragraph (d) of this subsection 18.4, any such specified Change in Control shall not occur until the consummation or effectiveness of the event or transaction that is identified in the award as a Change in Control, rather than upon the announcement, commencement, stockholder approval, or other potential occurrence of the event or transaction that, if completed, would result in the Change in Control); except that, if there is no definition of a Change in Control set forth in the terms of the award, then “Change in Control” shall mean the occurrence of any one of the events described in the following paragraphs of this subsection 18.4.
(a)    A majority of the Board as of any date not being composed of Incumbent Directors. For purposes of this subsection 18.4, as of any date, the term “Incumbent Director” means any individual who is a director of CyrusOne as of such date and either: (i) who was a director of CyrusOne at the beginning of the 24-consecutive-month period ending on such date; or (ii) who became a CyrusOne director subsequent to the beginning of such 24-consecutive-month period and whose appointment, election, or nomination for election was approved by a vote of at least two-thirds of the CyrusOne directors who were, as of the date of such vote, Incumbent Directors (either by a specific vote or by approval of the proxy statement of CyrusOne in which such person is named as a nominee for director). It is provided, however, that no individual initially appointed, elected, or nominated as a director of CyrusOne as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall ever be deemed to be an Incumbent Director.
(b)    Any Person being or becoming Beneficial Owner, directly or indirectly, of securities of CyrusOne representing 20% or more of the combined voting power of CyrusOne’s then outstanding securities eligible to vote for the election of the Board (for purposes of this subsection 18.4, the “CyrusOne Voting Securities”).  It is provided, however, that the event described in this paragraph (b) shall not be deemed to be a Change in Control if such event results from any of the following: (i) the acquisition of any CyrusOne Voting Securities by the Company, (ii) the acquisition of any CyrusOne Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company, (iii) the acquisition of any CyrusOne Voting Securities by any underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a Non-Qualifying Transaction (as defined in paragraph (c) of this subsection 18.4), (v) the acquisition of any CyrusOne Voting Securities by any entity owned, directly or indirectly, by the stockholders of CyrusOne in substantially the same proportions as their ownership of the CyrusOne Voting Securities, (vi) with respect to any award granted under the Plan on or after February 18, 2019, the acquisition of any CyrusOne Voting Securities by a Person if (A) such Person is entitled to and does report such Beneficial Ownership on Schedule 13G in reliance on Rule 13d-1(b) under the Exchange Act, and (B) such Person is not and does not become a Beneficial Owner, directly or indirectly, of securities of CyrusOne representing 35% or more of the combined voting power of CyrusOne Voting Securities, or (vii) with respect to any award granted under the Plan on or after February 18, 2019, the acquisition of any CyrusOne Voting Securities by a Person whom the Committee, in its sole discretion, determines has acquired the securities in the ordinary course of business for investment purposes only and not with the purpose or effect of changing or influencing the control of CyrusOne, or in connection with or as a participant in any transaction having that purpose or effect.
(c)    The consummation of a merger, consolidation, statutory share exchange, or similar form of corporate transaction involving the Company (for purposes of this paragraph (c), a “Reorganization”) or sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate of the Company (for purposes of this paragraph (c), a “Sale”), that in each case requires the approval of CyrusOne’s stockholders under the law of CyrusOne’s jurisdiction of organization, whether for such Reorganization or Sale (or the issuance of securities of CyrusOne in such Reorganization or Sale), unless immediately following such Reorganization or Sale:

(1)
more than 60% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (i) the entity resulting from such Reorganization or the entity which has acquired all or substantially all of the assets of the Company (for purposes of this paragraph (c) and in either case, the “Surviving Entity”), or (ii) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (for purposes of this paragraph (c), the “Parent Entity”), is represented by CyrusOne Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such CyrusOne Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such CyrusOne Voting Securities among the holders thereof immediately prior to the Reorganization or Sale;

(2)
no person (other than any employee benefit plan sponsored or maintained by the Surviving Entity or the Parent Entity or the related trust of any such plan) is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity); and

(3)
at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in subparagraphs (1), (2), and (3) of this paragraph (c) being deemed to be a “Non-Qualifying Transaction” for purposes of this subsection 18.4).

(d)    The stockholders of CyrusOne approving a plan of complete liquidation or dissolution of CyrusOne unless such liquidation or dissolution is a Non-Qualifying Transaction.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person becomes the Beneficial Owner of more than 20% of the CyrusOne Voting Securities as a result of the acquisition of CyrusOne Voting Securities by CyrusOne which reduces the number of CyrusOne Voting Securities outstanding; provided that, if after such acquisition by CyrusOne such Person becomes the Beneficial Owner of additional CyrusOne Voting Securities that increases the percentage of outstanding CyrusOne Voting Securities beneficially owned by such Person, a Change in Control shall then occur.
Notwithstanding any other provision of the Plan to the contrary, no event or condition shall constitute a Change in Control with respect to a Share-Based Award or Nonshare-Based Award Stock Award to the extent that, if it were, an excise tax would be imposed under Section 409A of the Code; provided that, in such a case, the event or condition shall continue to constitute a Change in Control to the maximum extent possible (for example, if applicable, in respect of vesting without an acceleration of payment of such Share-Based Award or Nonshare-Based Award Stock Award) without causing the imposition of such excise tax.
19.    Adjustments.
19.1    Adjustments for Certain Dividends, Stock Splits, and Other Corporate Transactions.
(a)    In the event of any change affecting the Common Shares by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares, or other corporate change, or any distributions to common stockholders, including extraordinary cash dividends, then, subject to the provisions of paragraph (b) of this subsection 19.1, the Committee shall make such substitution or adjustment in the aggregate number or class of shares or LTIP Units which may be distributed under the Plan and in the number, class, and exercise price or other price of shares on which the outstanding awards granted under the Plan are based as it determines to be necessary or appropriate in order to prevent the enlargement or dilution of rights under the Plan or under awards granted under the Plan.
(b)    The Committee shall not take any action under the provisions of paragraph (a) of this subsection 19.1 with respect to any specific award granted under the Plan to the extent it determines that such action would otherwise cause such award to become subject to the requirements of Code Section 409A when such award would not be subject to such requirements in the absence of such adjustment.
19.2    Adjustments To Correct Errors or Omissions. The Committee shall be authorized to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any award granted under the Plan in the manner and to the extent it shall determine is needed to reflect the intended provisions of the Plan or that award or to meet any law that is applicable to the Plan (or the provisions of any law which must be met in order for the normal tax consequences of the award to apply).
20.    Procedures For Satisfying Payment and Withholding Requirements.
20.1    Committee May Develop Payment/Withholding Procedures. The Committee may, in its discretion, establish procedures governing the exercise of, lapse of restrictions under, and/or payment of any award granted under the Plan and to compel under such procedures that, to the extent applicable under such award, any purchase price for Common Shares being obtained under such award and/or taxes required to be withheld by the terms of such award or under applicable law (with any such purchase price and/or tax withholding requirements being referred to in this section 20 as the “payment/withholding requirements”) be paid in full. The Committee may provide for different rules as to the satisfying of the payment/withholding requirements with respect to each type of award granted under the Plan and even among awards of the same type that are granted under the Plan. The Committee’s procedures applicable to the satisfaction of any payment/withholding requirements that apply to an award granted under the Plan may, in the discretion of the Committee, include commonly accepted electronic or telephonic notices given via the internet or an interactive voice response system to a third-party broker which is designated by the Committee to facilitate and/or administer the exercise or payment of any awards granted under the Plan.
20.2    Default Payment/Withholding Procedures. Unless the Committee otherwise prescribes in the written agreement by which an award is granted under the Plan, any Participant to whom an award under the Plan is granted (or, if applicable, such other person who is exercising or receiving a payment under the award) may, in his or her sole discretion, satisfy the payment/withholding requirements that apply to such award by using any one or more of the following methods or any combination of the following methods:
(a)    by making a payment to the Company of an amount in cash (which, for purposes of the Plan, shall be deemed to include payment in U.S. currency or by certified check, bank draft, cashier’s check, or money order) equal to the amount of such payment/withholding requirements;
(b)    by making a payment to the Company in Common Shares which are previously owned by the Participant (or such other person) and have a fair market value on the date of payment equal to the amount of such payment/withholding requirements;
(c)    by having CyrusOne retain Common Shares which are otherwise being purchased or paid under the award and have a fair market value on the date of payment equal to the amount of such payment/withholding requirements; and/or
(d)    by having CyrusOne retain an amount of cash that is payable under the award and equal to the amount of such payment/withholding requirements.
20.3    Limitation on Common Shares Used to Meet Payment/Withholding Requirements. Notwithstanding any other provisions of subsections 20.1 and 20.2 hereof, Common Shares may not be used in payment by the Participant for satisfying any payment/withholding requirements that apply to an award granted under the Plan either (i) if the Common Shares being used in payment are being purchased upon exercise of the applicable award and the award is an ISO or (ii) if the Common Shares being used in payment both were previously acquired by the Participant through the exercise of a prior ISO and have been held by the Participant for less than two years from the date of grant of the prior ISO or less than one year from the date of the prior transfer of such Common Shares to him or her.
20.4    Right of Company To Retain Amount To Meet Payment/Withholding Requirements If Requirements Are Not Otherwise Met. If any Participant (or other person) who is responsible for satisfying any payment/withholding requirements that apply to an award granted under the Plan otherwise fails to satisfy such payment/withholding requirements under the procedures or other rules set forth in the foregoing provisions of this section 20, the Company shall have the right to retain from such award or the payment thereof (or from any other amount that is payable as compensation to the Participant or such other person), as appropriate, a sufficient number of Common Shares or cash otherwise applicable to the award (or otherwise applicable to such other compensation amount) in order to satisfy such payment/withholding requirements.

21.    Amendment or Termination of Plan and Amendment of Awards.
21.1    Right of Board To Amend or Terminate Plan. Subject to the provisions of subsection 1.3(b) hereof but notwithstanding any other provision hereof to the contrary, the Board may amend or terminate the Plan or any portion or provision thereof at any time, provided that no such action shall materially impair the rights of a Participant with respect to a previously granted Plan award without the Participant’s consent. Notwithstanding the foregoing, the Board may not in any event, without the approval of CyrusOne’s stockholders, adopt an amendment to the Plan which shall: (i) increase the total number of Common Shares which may be issued during the existence of the Plan; (ii) increase the total number of Common Shares which may be subject to or issued under ISOs granted during the existence of the Plan; (iii) change the class of persons eligible to become Participants under the Plan; or (iv) make any other change in the Plan that is required by applicable law, the rules of the Applicable Exchange or Section 162(m) of the Code if the plan is intended to be a stockholder-approved Plan for purposes of Section 162(m) of the Code, to be approved by CyrusOne’s stockholders in order to be effective.
21.2    Rules When Stockholder Approval for Amendment Is Required. If approval of CyrusOne’s stockholders is required to a Plan amendment pursuant to the provisions of subsection 21.1 hereof, then such approval must comply with all applicable provisions of CyrusOne’s corporate charter, bylaws and regulations, and any applicable state law prescribing a method and degree of stockholder approval required for issuance of Common Shares. If the applicable state law fails to prescribe a method and degree in such cases, then such approval must be made by a method and degree that would be treated as adequate under applicable state law in the case of an action requiring stockholder approval of an amendment to the Plan.
21.3    Right of Committee To Amend Awards. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate any award granted under the Plan, prospectively or retroactively; provided that, except as set forth in the Plan, unless otherwise provided by the Committee in the terms of such award, no such action shall materially impair the rights of any Participant with respect to a previously granted Plan award without the Participant’s consent. Notwithstanding the foregoing, in no event may any award granted under the Plan (i) be amended to decrease the exercise price or other similar price applicable thereto, (ii) be cancelled at a time when its exercise price or other similar price exceeds the fair market value of the underlying Common Shares in exchange for another award under any other equity-compensation plan or any cash payment or (iii) be subject to any action that would be treated, for accounting purposes, as a “repricing” of such award, unless such amendment, cancellation or action is approved by the Company’s stockholders (with such approval meeting the same conditions described in subsection 21.2 hereof as to the approval of a Plan amendment). For the avoidance of doubt, an adjustment to the exercise price or other similar price applicable to an award granted under the Plan that is made in accordance with section 18 hereof or paragraph (a) of subsection 19.1 hereof shall not be considered a reduction in exercise price or other similar price or “repricing” of such award.
22.    Miscellaneous.
22.1    Section 83(b) Election. A Participant may, with respect to any award granted to him or her under the Plan with respect to which an election could be made under Section 83(b) of the Code (generally to include in his or her gross income for Federal income tax purposes in the year the award is transferred to him or her the amounts specified in such Code section), make such election provided that (i) the terms and conditions of such award fail to prohibit the Participant making such election and (ii) the Participant provides written notice to the Committee and the Company of such election, and satisfies any tax withholding requirements that are then applicable to the award because of his or her election under Code Section 83(b), within ten days after he or she has filed a written notice of such election with the Internal Revenue Service (as well as meeting all other notice and additional requirements for such election that are required by Section 83(b) of the Code).

22.2    Requirement of Notification Upon Disqualifying Disposition Under Section 421(b) of the Code. If any Participant shall make any disposition of Common Shares delivered pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) or any successor provision of the Code, such Participant shall notify the Company of such disposition within ten days of such disposition.
22.3    Deferrals of Award Payments. The Committee may, in its discretion and if performed in accordance with the terms and conditions of an award granted under the Plan or under any plan maintained by CyrusOne, permit Participants to elect to defer the payment otherwise required under all or part of any award granted under the Plan. Such deferral shall not be permitted by the Committee unless such deferral meets all of the conditions of Section 409A of the Code.
22.4    No Right To Employment. Nothing contained in the Plan or any award granted under the Plan shall confer on any Participant any right to be continued in the employment of, or service with, the Company or interfere in any way with the right of the Company to terminate the Participant’s employment or service at any time and in the same manner as though the Plan and any awards granted under the Plan were not in effect.
22.5    No Advance Funding of Plan Benefits. All payments required to be made under awards granted under the Plan shall be made by the Company out of its general assets. In this regard, the Plan shall not be funded and the Company shall not be required to segregate any assets to reflect any awards granted under the Plan. Any liability of the Company to any person with respect to any award granted under the Plan shall be based solely upon the contractual obligations that apply to such award, and no such liability shall be deemed to be secured by any pledge of or other lien or encumbrance on any property of the Company.
22.6    Plan Benefits Generally Not Part of Compensation for Other Company Benefit Plans. Any payments or other benefits provided to a Participant with respect to an award granted under the Plan shall not be deemed a part of the Participant’s compensation for purposes of any termination or severance pay plan, or any other pension, profit sharing, or other benefit plan, of the Company unless such plan expressly or clearly indicates that the payments or other benefits provided under an award granted under the Plan shall be considered part of the Participant’s compensation for purposes of such plan or unless applicable law otherwise requires.
22.7    REIT Status. The Plan shall be interpreted and construed in a manner consistent with CyrusOne’s status as a real estate investment trust under Sections 856 through 860 of the Code (a “REIT”). No award shall be granted or awarded, and with respect to any award granted under the Plan, such award shall not vest, be exercisable or be settled (i) to the extent that the grant, vesting, exercise or settlement of such award could cause the Participant or any other person to be in violation of Section 7.2.1(a) of CyrusOne’s charter; or (ii) if, in the discretion of the Committee, the grant, vesting, exercise or settlement of such award could impair CyrusOne’s status as a REIT.
22.8    No Issuance of Common Shares or Other Securities Unless Securities Laws Permit Issuance. Notwithstanding any other provision of the Plan to the contrary, in no event shall CyrusOne be obligated to issue or deliver any Common Shares, LTIP Units or other securities under the Plan in connection with an award granted under the Plan unless and until CyrusOne determines that such issuance or delivery will not constitute a violation of the provisions of any applicable law (or regulation issued under such law) or the rules of any securities exchange on which Common Shares or any such other securities are listed and will not be subject to restrictions not generally applicable to Common Shares or any such other securities. In addition, with respect to any Participant who is subject to the requirements of Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable requirements of Rule 16b-3. To the extent any provision of the Plan or an award granted under the Plan or action by the Committee fails to so comply, it shall be deemed to be null and void to the extent permitted by law or deemed advisable by the Committee.
22.9    Awards To Employees of CyrusOne Affiliate May Be Made In Shares of Subsidiary. Notwithstanding any other provision of the Plan, any award granted under the Plan to an Employee, director or consultant who is, at the time of the grant of the award, an employee, director or consultant of a corporation (other than CyrusOne) that is part of a controlled group of corporations (within the meaning of Section 1563(a) of the Code, but determined without regard to Sections 1563(a)(4) and (e)(3)(C) of the Code) that includes CyrusOne may be based on common shares of such other corporation. In such case, all of the provisions of the Plan, including the Common Share limits set forth in section 6 hereof, shall apply to such award in the same manner as if such other corporation’s common shares were Common Shares.
22.10    Recoupment of Awards. Any written agreement containing the terms and conditions of awards made under the Plan may (i) provide for recoupment by the Company of all or any portion of an award if the Company’s financial statements are required to be restated due to noncompliance with any financial reporting requirement under the Federal securities laws or (ii) include restrictive covenants, including non-competition, non-disparagement and confidentiality conditions or restrictions, that the Participant must comply with during employment or service by the Company or for a specified period thereafter as a condition to the Participant’s receipt or retention of all or any portion of an award. This subsection 22.10 shall not be the Company’s exclusive remedy with respect to such matters and, among other remedies, the Company may recoup all or any portion of an award pursuant to the clawback policy set forth in the Company's Corporate Governance Guidelines.
22.11    No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other compensation arrangements, which may, but need not, provide for the grant of options, restricted stock, shares, other types of equity-based awards (subject to stockholder approval if such approval is required) and cash incentive awards, and such arrangements may be either generally applicable or applicable only in specific cases.
22.12    Section 409A.
(a)    It is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code.
(b)    No Participant or the creditors or beneficiaries of a Participant shall have the right to subject any deferred compensation (within the meaning of Section 409A of the Code) payable under the Plan to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A of the Code, any deferred compensation (within the meaning of Section 409A of the Code) payable to any Participant or for the benefit of any Participant under the Plan may not be reduced by, or offset against, any amount owing by any such Participant to the Company or any of its affiliates.
(c)    If, at the time of a Participant’s separation from service (within the meaning of Section 409A of the Code), (A) such Participant shall be a specified employee (within the meaning of Section 409A of the Code and using the identification methodology selected by the Company from time to time) and (B) the Company shall make a good faith determination that an amount payable pursuant to an award constitutes deferred compensation (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to avoid taxes or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its discretion, or as otherwise provided in any applicable employment agreement between the Company and the relevant Participant.
(d)    Notwithstanding any provision of the Plan to the contrary, in light of the uncertainty with respect to the proper application of Section 409A of the Code, the Company reserves the right to make amendments to any award as the Company deems necessary or desirable to avoid the imposition of taxes or penalties under Section 409A of the Code. In any case, a Participant shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on such Participant or for such Participant’s account in connection with an award (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its affiliates shall have any obligation to indemnify or otherwise hold such Participant harmless from any or all of such taxes or penalties.
22.13    Applicable Law. Except to the extent preempted by any applicable Federal law, the Plan shall be subject to and construed in accordance with the laws of the State of Maryland.
22.14    Severability. If any provision of the Plan or any award is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the award, such provision shall be construed or deemed stricken as to such jurisdiction, person or award and the remainder of the Plan and any such award shall remain in full force and effect.
22.15    Counterparts and Headings. The Plan may be executed in any number of counterparts, each of which shall be deemed an original. The counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof. Headings used throughout the Plan are for convenience only and shall not be given legal significance.